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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 15, 2003
GS Financial Corp.

Louisiana

S.E.C. Commission File Number 0-22269

Tax Id No. 72-1341014

3798 Veterans Blvd.
Metairie, Louisiana 70002
(504) 457-6220

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits
99.1 Press release dated May 15, 2003.
99.2 Press release dated April 18, 2003.

Item 9. Regulation FD Disclosure.
The following information is being provided under Item 12 of S.E.C. Form 8-K, in accordance with Release No.34-47583 of the SEC.

In a press release dated May 15, 2003, GS Financial Corp. announced a correction of earnings per common share of $.29 for the quarter ended March 31, 2003 from the $.31 per common share as shown in the Company's previous release issued on April 18, 2003.

The correction is a result of utilizing the number of shares outstanding of 1,213,364 instead of the number of weighted-average shares outstanding of 1,298,503 in the calculation of earnings per common share.

(see attached releases dated April 18, 2003 and May 15, 2003)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GS FINANCIAL CORP.
(Registrant)

Date: May 18, 2003	By:	/s/ Donald C. Scott
Donald C. Scott, Chairman Board, President and Chief Executive Officer

*Print name and title of the signing officer under his signature.

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

May 15, 2003

Contact: Donald C. Scott, President
Phone: (504) 457-6220

GS Financial Corp. Announces Correction of
Earnings per Share Calculations

(NASDAQ: GSLA)

Metairie, Louisiana - Donald C. Scott, President of GS Financial Corp. (the "Company"), the holding company for Guaranty Savings and Homestead Association, today announced a correction of earnings per common share of $0.29 for the quarter ended March 31, 2003 from the $0.31 per common share as shown in the Company's previous release issued on April 18, 2003.

The correction is a result of utilizing the number of shares outstanding of 1,213,364 instead of the number of weighted-average shares outstanding of 1,298,503 in the calculation of earnings per common share.

GS Financial Corp.
Condensed Consolidated Statements of Income
(Dollars In Thousands Except Earnings Per Share Data)
(Unaudited)

	For the three months
	ended March 31,
	2003	2002

Interest Income	$ 2,610	$ 3,070
Interest Expense	1,608	1,710
Net Interest Income	1,002	1,360
Provision for Loan Losses	-	4
Net Interest Income after Provision for Loan Losses	1,002	1,356
Other Income	593	25
Other Expenses	1,129	970
Income Before Tax Expense	466	411
Income Tax Expense	91	84
Net Income	$ 375	$ 327

Net Income Per Common Share	$ 0.29	$ 0.23
Weighted Average Shares Outstanding	1,298,503	1,434,864

Selected Operating Data
Return on Average Assets *	0.71%	0.69%
Non Interest Expense/ Average Assets	2.15%	2.05%
Net Interest Margin	1.98%	2.95%
* Annualized
Average Total Assets	$ 210,257	$ 188,978
Average Interest Earning Assets	$ 202,313	$ 184,279

GS Financial Corp.
Condensed Consolidated Statements of Financial Condition
(Dollars In Thousands)

	Unaudited	Audited
Assets	March 31, 2003	December 31, 2002
Cash & Due from Banks	$ 2,346	$ 1,584
Interest Bearing Deposits	3,547	9,578
Federal Funds Sold	1,815	2,190
Investment Securities	81,690	55,091
Loans (Net)	75,448	78,334
Mortgage Backed Securities	534	569
Collaterized Mortgage Obligations	34,874	53,066
Federal Home Loan Bank Stock	5,495	5,461
Accrued Interest Receivable	521	642
Premises & Equipment	2,648	2,668
Other Assets	921	846
Total Assets	$ 209,838	$ 210,029

Liabilities
Interest Bearing Deposits	$ 117,715	$ 105,907
Non-Interest Bearing Dep.	1,438	1,306
Borrowings	56,416	66,392
Other Liabilities	2,082	2,040
Total Liabilities	177,651	175,645

Stockholders Equity
Common Stock & Additional Paid in Capital	34,160	34,074
Treasury Stock	(30,050)	(27,695)
Accumulated Other Comprehensive Income	1,807	2,028
Unearned ESOP Shares	(1,013)	(1,083)
RP Stock Trust	(1,275)	(1,274)
Other Stockholders' Equity	28,557	28,334
Total Stockholders Equity	32,187	34,384
Total Liabilities &Stockholders' Equity	$ 209,838	$ 210,029

Selected Asset Quality Data
Total Non Performing Assets	$ 682	$ 651
Non Performing Assets to Total Assets	0.33%	0.31%
Allowance for Loan Losses to Non Performing Loans	70.82%	74.19%

EXHIBIT 99.2

FOR IMMEDIATE RELEASE

April 18, 2003

Contact: Donald C. Scott, President
Phone: (504) 457-6220

GS Financial Corp. Announces First Quarter Earnings
(NASDAQ: GSLA)

Metairie, Louisiana - Donald C. Scott, President of GS Financial Corp. (the "Company"), the holding company for Guaranty Savings and Homestead Association (the "Association"), announced earnings for the quarter ended March 31, 2003 of $375,000, compared to $327,000 for the quarter ended March 31, 2002. This equates to earnings per common share of $.31 to $.23, respectively. Total assets of the company at March 31, 2003 amounted to $209.8 million compared to $210.0 million at December 31, 2002.

The net income for the quarter was primarily the result of the sale of a security at a gain rather than the continuation of monthly income derived from that security. The company repurchased 123,700 shares at a cost of $2,354,080 . Deposit accounts continued to increase in this quarter, amounting to $119.1 million compared to $107.0 million at December 31, 2002.

GS Financial Corp.
Condensed Consolidated Statements of Income
(Dollars In Thousands Except Earnings Per Share Data)
(Unaudited)

	For the three months
	ended March 31,
	2003	2002

Interest Income	$ 2,610	$ 3,070
Interest Expense	1,608	1,710
Net Interest Income	1,002	1,360
Provision for Loan Losses	-	4
Net Interest Income after Provision for Loan Losses	1,002	1,356
Other Income	593	25
Other Expenses	1,129	970
Income Before Tax Expense	466	411
Income Tax Expense	91	84
Net Income	$ 375	$ 327

Net Income Per Common Share	$ 0.31	$ 0.23
Weighted Average Shares Outstanding	1,213,364	1,434,864

Selected Operating Data
Return on Average Assets *	0.71%	0.69%
Non Interest Expense/ Average Assets	2.15%	2.05%
Net Interest Margin	1.98%	2.95%
* Annualized
Average Total Assets	$ 210,257	$ 188,978
Average Interest Earning Assets	$ 202,313	$ 184,279

GS Financial Corp.
Condensed Consolidated Statements of Financial Condition
(Dollars In Thousands)

	Unaudited	Audited
Assets	March 31, 2003	December 31, 2002
Cash & Due from Banks	$ 2,346	$ 1,584
Interest Bearing Deposits	3,547	9,578
Federal Funds Sold	1,815	2,190
Investment Securities	81,690	55,091
Loans (Net)	75,448	78,334
Mortgage Backed Securities	534	569
Collaterized Mortgage Obligations	34,874	53,066
Federal Home Loan Bank Stock	5,495	5,461
Accrued Interest Receivable	521	642
Premises & Equipment	2,648	2,668
Other Assets	921	846
Total Assets	$ 209,838	$ 210,029

Liabilities
Interest Bearing Deposits	$ 117,715	$ 105,907
Non-Interest Bearing Dep.	1,438	1,306
Borrowings	56,416	66,392
Other Liabilities	2,082	2,040
Total Liabilities	177,651	175,645

Stockholders Equity
Common Stock & Additional Paid in Capital	34,160	34,074
Treasury Stock	(30,050)	(27,695)
Accumulated Other Comprehensive Income	1,807	2,028
Unearned ESOP Shares	(1,013)	(1,083)
RP Stock Trust	(1,275)	(1,274)
Other Stockholders' Equity	28,557	28,334
Total Stockholders Equity	32,187	34,384
Total Liabilities &Stockholders' Equity	$ 209,838	$ 210,029

Selected Asset Quality Data
Total Non Performing Assets	$ 682	$ 651
Non Performing Assets to Total Assets	0.33%	0.31%
Allowance for Loan Losses to Non Performing Loans	70.82%	74.19%